UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2021

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio			001-09518	34-0963169
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road,	Mayfield Village,	Ohio		44143
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e): On January 12, 2021, John A. Barbagallo and The Progressive Corporation (the “Company”) reached an agreement to delay Mr. Barbagallo’s retirement until January 2022. Mr. Barbagallo has been serving as President of the Company’s Commercial Lines business unit and initially intended to retire in January 2021. The Company announced in October 2020 that Karen Bailo will succeed Mr. Barbagallo as Commercial Lines President. During the upcoming year, Mr. Barbagallo will support various Strategy Group efforts on a part-time basis. The Compensation Committee has approved a revised annual base salary for Mr. Barbagallo of $350,000 and affirmed his Gainsharing target of 100%. He will not receive any restricted stock unit awards during 2021. Mr. Barbagallo will remain eligible for additional employee benefits as described in the Company’s proxy statement filed on March 30, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 15, 2021
THE PROGRESSIVE CORPORATION

By: /s/ Mariann Wojtkun Marshall
Name: Mariann Wojtkun Marshall
Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
104	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).